UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 14, 2002


                              DCH TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                    000-26957
                                    ---------
                            (Commission File Number)

          Delaware                                       84-1349374
          --------                                       ----------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                  24832 Avenue Rockefeller, Valencia, CA 91355
                  --------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (661) 775-8120
                                                           --------------


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ITEMS 1 THROUGH 4 AND 6 THROUGH 8 ARE NOT APPLICABLE.

ITEM 5.   OTHER  EVENTS

     Effective June 14, 2002, DCH Technology, Inc. (DCH) has temporarily furloughed substantially all of its employees due to a cash flow challenge. DCH has paid payroll costs due with respect to its employees as of June 7, 2002, and will pay premiums due for employee health insurance coverage through the end of June 2002.

     Management of DCH believes that the very difficult business and financial climate of the past year has created an environment that has led to a difficult cash flow position for the Company. Interim funding anticipated by DCH was disrupted by these conditions, leading to management's decision to furlough most of its employees while it evaluates strategic options. DCH will retain sufficient personnel to fulfill current backlog in its sensor division. In addition, DCH management, including the Board of Directors, will continue to evaluate the Company's position and the current and anticipated business climate in determining short term and future options.

     Management continues to have confidence in DCH's technology and the potential that this technology has to make a difference in this nation's and the world's energy needs.

     Safe Harbor: This Current Report on Form 8-K includes statements that are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect DCH Technology's current views about future events and performance. Investors should not rely on these statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the cost of development and market acceptance of DCH's sensor-based systems and fuel cells as well as fuel cells in general, the availability of financing for DCH's operations, the ability of DCH to secure strategic investors, competition, the cost and availability of materials, governmental regulations, and other factors detailed in DCH Technology's filings with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     DCH  TECHNOLOGY,  INC.

Date:  June 13, 2002                 By:  /s/  John  Donohue
                                          ------------------
                                          John  Donohue,
                                          President and CEO


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